FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                        December 18, 1996
                                                        -----------------


                    Zenith Electronics Corporation
                    ------------------------------
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
     --------                   ------               ----------
(State or jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               Identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
    ---------------------                                -----
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (847) 391-7000
                                                     --------------

                        Not applicable
                        --------------
 (Former name or former address, if changed since last report)

Item 5.    Other Events.
           ------------

           On December 18, 1996, the company announced that in a major restructuring designed to help accelerate the company's return to profitability and conserve cash, it is cutting its U.S. workforce by more than 25 percent. The employment reductions are expected to reduce expenses by approximately $20 million in 1997, and will require a fourth-quarter restructuring charge of approximately $25 million. In October, the company reported net losses of $109 million for the first nine months of 1996. The company is in discussions with its lenders and expects to amend certain financial covenants in its lending agreement.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           -------------------------------------------------------------------

           Exhibit No.          Exhibit
           -----------      ----------------

              99            Press Release dated December 18, 1996.




                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ZENITH ELECTRONICS CORPORATION
                                 (Registrant)



                                 By: /s/ Richard F. Vitkus
                                     ------------------------
                                     Richard F. Vitkus
                                     Senior Vice President, General
                                     Counsel and Secretary



Date:  December 18, 1996

                              EXHIBIT INDEX

Exhibit No.               Exhibit
-------------             -------------
   99                     Press Release dated December 18, 1996